Exhibit 1.1

Wells Fargo & Company

Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 5.85% Fixed-to-

Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series Q

Underwriting Agreement

July 15, 2013

Wells Fargo Securities, LLC

      as Representative of the several Underwriters named in Schedule I

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attn: Transaction Management Department

Ladies and Gentlemen:

Wells Fargo & Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 60,000,000 Depositary Shares (the “Firm Shares”), each representing a 1/1,000th interest in a share of the Company’s 5.85% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series Q, no par value, with a liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) (the “Preferred Stock”) and, at the election of the Underwriters, up to an additional 9,000,000 Depositary Shares (the “Option Shares”). The Firm Shares and the Option Shares are herein collectively referred to as the “Shares.” The Preferred Stock, when issued, will be deposited by the Company with Wells Fargo Bank, N.A., as depositary, transfer agent and registrar (the “Depositary”) under a deposit agreement, to be dated July 22, 2013 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder against delivery to, or upon the order of, the Company of depositary receipts (the “Depositary Receipts”), which will evidence the Shares. For purposes of this Agreement, “Depositary Shares” means the depositary shares, each representing a 1/1,000th interest in a share of the Company’s 5.85% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series Q, no par value, with a liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share).

The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (No. 333-180989) as defined in Rule 405 under the Securities Act for the registration of securities, including the Shares, under the Securities Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the Securities Act (the “Securities Act Regulations”). No notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. Such registration statement, including any amendments thereto, became effective upon filing and no order suspending the effectiveness of such registration statement has been issued by the SEC and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the SEC. The Company proposes to file with the SEC pursuant to Rule 424 under the Securities Act a supplement to a form of prospectus included in such registration statement relating to the Shares in the form heretofore delivered to you. Such registration statement, including all exhibits thereto, as amended at the date of this Agreement, and including any prospectus supplement relating to the Shares that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus” and such supplemented form of prospectus, in the form in which it shall be filed with the SEC pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus.” Any preliminary form of the Final Prospectus which has been or will be filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus.” The term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. The term “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, that (i) is required to be filed with the SEC by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or the offering that does not reflect the final terms. The term “Applicable Time” shall mean the Applicable Time listed in Schedule II hereto. The term “Disclosure Package” shall mean (A) the Basic Prospectus, as amended and supplemented to the Applicable Time, (B) any Preliminary Final Prospectus, (C) the Issuer Free Writing Prospectuses and any other information identified in Schedule III hereto, and (D) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein as of the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or the relevant Applicable Time, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

1.        Company Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)

Registration Statement and Final Prospectus.  As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Securities Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (it being understood and agreed that the only such information contained in the Registration Statement or Final Prospectus furnished by any Underwriter consists of such information described as such in a letter dated the Closing Date (the “Blood Letter”) delivered by the Representative to the Company).

(b)	Disclosure Matters. At the Applicable Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Blood Letter.

(c)

Well-Known Seasoned Issuer Status.  (i) At the time of filing of and the automatic effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or l5(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule l63(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption in Rule 163 under the Securities Act, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the SEC relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(d)	Ineligible Issuer Status. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date of this Agreement, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act).

(e)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Blood Letter.

(f)	Financial Statements.

(i)        The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(ii)      Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any change in the capital stock (other than changes in Common Stock (including treasury stock) resulting from repurchases and issuances of Common Stock pursuant to director and employee compensation and other benefit plans described in, the Registration Statement, the Disclosure Package and the

Final Prospectus), material increase in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial condition, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case, as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(iii)        KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(g)	Authorized Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except pursuant to plans discussed in, or except as otherwise described in or expressly contemplated by, the Disclosure Package and the Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary (as hereinafter defined) owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and (except as provided in 12 U.S.C. § 55 in the case of Wells Fargo Bank, N.A.) non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)	Authorization and Validity of this Agreement and the Deposit Agreement. This Agreement and the Deposit Agreement have each been duly executed and delivered by the Company. The Company has all corporate power and authority necessary to execute and deliver this Agreement and the Deposit Agreement, and to perform its obligations under this Agreement and under the Deposit Agreement; the execution, delivery and performance of the Deposit Agreement by the Company, the compliance with the provisions under the Deposit Agreement by the Company and the consummation of the transactions contemplated under the Deposit Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach or default would not reasonably be expected to have a material adverse effect upon the business, condition, or properties of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Deposit Agreement, except such as may be required under the Securities Act or the rules and regulations of the Commission thereunder, all of which have been obtained, or such as may be required under state securities or “blue sky” laws or regulations adopted by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters.

(i)

Authorization and Validity of the Shares.  The Preferred Stock to be issued by the Company underlying the Shares to be sold by the Company to the Underwriters hereunder and the Shares have been duly and validly authorized and, when the Preferred Stock is issued and delivered to the Depositary against receipt of the Shares as provided in the Deposit Agreement, the Preferred Stock will be duly and validly issued, fully paid and non-assessable. All corporate action required to be taken for the authorization and issue of the Preferred Stock underlying the Shares and sale of the Shares has been, or will be before the Closing Date, validly and sufficiently taken. The Company has all corporate power and authority necessary to execute and deliver the Certificate of Designation with respect to the Preferred Stock. The Certificate of Designation with respect to the Preferred Stock will be duly filed with the Secretary of State of the State of Delaware. Upon deposit of the Preferred Stock underlying the Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Depositary Receipts, in accordance with the Deposit Agreement, the Depositary Receipts evidencing the Shares representing the Preferred Stock will entitle the holders thereof to the rights specified in the

Deposit Agreement; the Preferred Stock and Shares will conform to the descriptions of the Preferred Stock and Shares, respectively, contained in the Disclosure Package and the Final Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(j)	Legal Proceedings; Contracts. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole; except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Disclosure Package or the Final Prospectus that are not so described in the Registration Statement, the Disclosure Package and the Final Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(k)	Controls.

(i)        The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii)      The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no material weaknesses in the Company’s internal controls.

(l)	Anti-Money Laundering. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the operations of the Company and its Significant Subsidiaries are and have been conducted at all times in accordance with the policies and procedures that are reasonably designed to ensure compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company conducts operations, and any similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(m)	Investment Company Act of 1940. The Company is not subject to registration or regulation under the Investment Company Act of 1940, as amended.

2.        Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II hereto, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the purchase price set forth on Schedule II hereto.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 8 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part (but in no event shall the Underwriters exercise such option more than twice), on or before the thirtieth day following the date of the Final Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 8 hereof). Any such notice shall be given at least five business days prior to the date and time of delivery specified therein.

The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

3.        Delivery and Payment.  Delivery of, and payment for, the Shares shall be made, in the case of the Firm Shares, at the office, on the date and at the time specified in Schedule II hereto, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Firm Shares being herein called the “Closing Date”) or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase the Option Shares (such date and time of delivery and payment for the Option Shares being herein called an “Additional Closing Date”). Delivery of the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made to the Representative for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company, against payment by the several Underwriters through the Representative of the purchase price thereof in the manner set forth in Schedule II hereto. Delivery of the Shares will be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

4.        Agreements.  The Company agrees with the several Underwriters that:

(a)

The Company will provide to counsel for the Underwriters one manually executed copy of the Registration Statement, including all exhibits thereto, in the form it became effective, and all amendments thereto. Prior to the Closing Date, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and the Company will not file any such proposed amendment or supplement to which you reasonably object promptly after notice thereof. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the execution and delivery of this Agreement. The Company will promptly advise the Representative (i) when the Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iii) of any request by the SEC for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or of any notice that would prevent its use, or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any stop order preventing or suspending the use of any Preliminary Final Prospectus or Final Prospectus, the Company will promptly use its best efforts to obtain the withdrawal of such stop order.

(b)	If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented and will, upon request of the Representative, amend or supplement the Disclosure Package to correct such statement or omission.

(c)	If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will promptly notify you and will, upon your request, prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s request for, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d)	The Company will make generally available to its security holders as soon as practicable an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act.

(e)	The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (as originally filed) and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Final Prospectus) which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus included in the Disclosure Package and any amendments thereof and supplements thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering and the expenses incurred in distributing the Final Prospectus to the Underwriters.

(f)	The Company will arrange to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process, to subject itself to taxation in any jurisdiction where it is not so subject or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided. The Company will promptly advise each Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(g)

During a period of 30 days from the date of the Prospectus, to not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Stock or Depositary Shares, any securities that are substantially similar to the Preferred Stock or the Depositary Shares, or any securities convertible into or exercisable or exchangeable for Preferred Stock, Depositary Shares or substantially similar securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Stock or Depositary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or Depositary Shares or such other securities, in cash or otherwise, without the prior written consent of the Representative. The foregoing restriction shall not apply to (i) the Preferred Stock and Depositary Shares to be sold hereunder (ii) the grant or issuance of stock options or other securities pursuant to or in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants in effect on the date hereof or any employment contract, benefit plan or similar arrangement adopted after the date hereof to facilitate any merger or acquisition transaction described in the Disclosure Package and the Final Prospectus, (iii) sales or issuances of securities pursuant to contractually binding requirements or agreements in effect on the date hereof, or in settlement of the foregoing, (iv) any issuance or commitment to issue securities in connection with any merger or acquisition transaction described in the Disclosure Package and the Final Prospectus or (v) any issuance that is the result of an exchange or conversion of any class or series of capital stock for any other series of capital stock pursuant to the terms of such capital stock in effect on the date hereof.

(h)	The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(i)	The Company agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(j)

The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including reasonable fees and disbursements of counsel for the Underwriters) in connection with qualification of the Shares for sale and determination of their eligibility for investment under the laws of such domestic and foreign jurisdictions as the Representative may designate and the printing of memoranda relating thereto, for any fees or other expenses in connection with preparing the Shares and Depositary Receipts, for any fees and expense of any transfer agent or registrar, for the fees and expenses of the Depositary and any agent of the Depositary and the fees and disbursements of counsel for the Depositary in connection with the Deposit Agreement and the Shares, for any fees charged by investment rating agencies for the rating of the Shares, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Shares and for expenses incurred in printing and distributing any Basic Prospectus, Preliminary Final Prospectus, the Free Writing Prospectuses included in Schedule III hereto or the Final Prospectus.

5.        Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares on any Additional Closing Date, as the case may be, will be subject to the accuracy of the representations and warranties on the part of the Company contained herein, as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date or any Additional Closing Date, as the case may be, and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance and observance by the Company of all of its covenants and agreements herein contained and to the following additional conditions:

(a)	No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice under Rule 401(g)(2) under the Securities Act that would prevent its use, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the SEC; the Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the execution and delivery of this Agreement; and any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(b)	Legal Opinions. On the date of this Agreement, each Underwriter shall have received the following legal opinions, dated as of the date of this Agreement and in form and substance satisfactory to such Underwriter:

(i)        Opinion of Company Counsel.  The opinion of Mary E. Schaffner, Senior Company Counsel of the Company, or another of the Company’s lawyers satisfactory to the Underwriters, dated the Closing Date or any Additional Closing Date, as the case may be, to the effect that:

(A)      The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

(B)      The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus, and is duly registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended; Wells Fargo Bank, National Association (“Wells Fargo Bank”) is a national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC Holdings Corporation (“WFC Holdings,” and together with Wells Fargo Bank, the “Significant Subsidiaries”) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(C)      Each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole.

(D)      All of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55 in the case of Wells Fargo Bank) nonassessable, and are directly or indirectly owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances.

(E)      The number and type of equity securities the Company is authorized to issue is as set forth in the Disclosure Package and the Final Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(F)      The Shares have been duly and validly authorized; upon deposit of the Preferred Stock underlying the Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Depositary Receipts, in accordance with the Deposit Agreement, the Depositary Receipts evidencing the Shares representing the Preferred Stock will entitle the holders thereof to the rights specified in the Deposit Agreement.

(G)      To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Final Prospectus, other than those disclosed therein.

(H)     None of the execution and delivery of this Agreement or the Deposit Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, the issuance of the Preferred Stock underlying the Shares and the issue and sale of the Shares being delivered on the Closing Date or such Additional Closing Date, as the case may be, and, with respect to the Deposit Agreement, the fulfillment of the terms thereof, (i) will conflict with or constitute a breach of, or default under, any indenture or other agreement or instrument to which the Company or any Significant Subsidiary is a party or bound and which constitutes a material contract and is set forth as an exhibit to the Company’s most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or any other indenture or material agreement or instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or bound, the breach of which would have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole, or (ii) violate any order or regulation known to such counsel to be applicable to the Company or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Company or any Significant Subsidiary; nor will the execution and delivery of this Agreement or the Deposit Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, the issue and sale of the Shares being delivered on the Closing Date or such Additional Closing Date, as the case may be, and, with respect to the Deposit Agreement, the fulfillment of the terms thereof result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company.

(I)      The statements in the Final Prospectus (other than statements furnished in writing to the Company by or on behalf of an Underwriter through the Representative, it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) under the captions “Description of the Series Q Preferred Stock,” “Description of the Depositary Shares” and “Underwriting (Conflicts of Interest)” insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws or of the sources from which such summaries were derived (other than the foreign selling restrictions and statements with respect to FINRA set forth under the caption “Underwriting (Conflicts of Interest)” as to which no opinion need be rendered).

(J)      The Shares conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; and holders of outstanding shares of common stock of the Company are not entitled to statutory or contractual preemptive rights in connection with the issuance of the Shares.

(K)      This Agreement has been duly authorized, executed and delivered by the Company.

(L)      The Deposit Agreement has been duly authorized, executed and delivered by the Company and (assuming such Deposit Agreement has been duly authorized, executed and delivered by the Depositary) constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or in law), and except further as enforcement thereof may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States.

(M)      The Registration Statement is effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice under Rule 401(g)(2) that would prevent its use, has been issued under the Securities Act and no proceedings for that purpose have been initiated or, to the knowledge of such counsel, threatened by the SEC; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) under the Securities Act.

(N)      The Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than financial statements and other financial and statistical information contained therein and statements furnished in writing to the Company by or on behalf of an Underwriter through the Representative, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the regulations under the Securities Acts.

(O)      To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement and the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct.

(P)      Each document filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus complied when filed as to form in all material respects with the Exchange Act and the regulations thereunder (other than financial statements and other financial and statistical information included therein, as to which no opinion need be rendered).

(Q)      No consent, approval, authorization or order of any court or government agency or body is required for the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such as may be required under the Blue Sky laws of any jurisdiction or regulations adopted by FINRA in connection with the purchase and distribution of the Shares by the Underwriters.

(R)      Such counsel has no reason to believe that (i) the Registration Statement, at the time it became effective (other than the financial statements and related notes and other financial and financial reserve information and statistical and accounting data contained therein and other than statements to the Company by or on behalf of an Underwriter through the Representative, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, (ii) the Final Prospectus, as amended or supplemented as of the date hereof and as of the date the opinion is being rendered (other than the financial statements and related notes and other financial and financial reserve information and statistical and accounting data contained therein and other than statements to the Company by or on behalf of an Underwriter through the Representative, as to which such counsel need express no opinion), includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (iii) the Disclosure Package, as of the Applicable Time (other than the financial statements and related notes and other financial and financial reserve information and statistical and accounting data contained therein and other than statements to the Company by or on behalf of an Underwriter through the Representative, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of counsel who are satisfactory to counsel for the Underwriters, including special Delaware counsel to the Company with respect to the transactions contemplated hereby; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

(ii)       Opinion of Delaware Counsel.  The opinion of Richards, Layton & Finger P.A., Delaware counsel to the Company, dated the Closing Date or any Additional Closing Date, as the case may be, to the effect that:

(A)      The shares of Preferred Stock to be issued pursuant to the Deposit Agreement and the resolutions of the Securities Committee of the Board of Directors (the “Committee Resolutions”) have been duly authorized for issuance by the Company and, when issued, delivered and paid for in accordance with the Deposit Agreement and the Committee Resolutions, will be validly issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware.

(B)      The issuance and sale of the Preferred Stock pursuant to the Deposit Agreement and the Committee Resolutions will not violate the Restated Certificate of Incorporation or By-laws of the Company.

(iii)     Opinion of Counsel to the Underwriters.  Gibson, Dunn & Crutcher LLP, counsel to the Underwriters, shall have furnished to the Representative an opinion with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Final Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters, dated the Closing Date or any Additional Closing Date, as the case may be.

(c)	Officer’s Certificates. The Underwriters shall have received a certificate signed by any Senior Vice President or Executive Vice President and the principal financial or accounting officer of the Company (provided that no person shall sign such certificate in more than one official capacity) dated as of the Closing Date and any Additional Closing Date, to the effect that:

(i)        since the date of the most recent financial statements included in the Final Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus;

(ii)       the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the date of such certificate;

(iii)      the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(iv)      no stop order suspending the effectiveness of the Registration Statement, as amended, or notice under Rule 401(g)(2) of the Securities Act that would prevent its use, has been issued and no proceedings for that purpose have been initiated or threatened by the SEC; and

(v)       the Company’s Current Report on Form 8-K dated July 12, 2013 (the “Current Report”), including the following financial information contained in the Current Report and incorporated by reference into the Registration Statement and the Final Prospectus: the Company’s unaudited incomplete consolidated balance sheet as of June 30, 2013, the related unaudited incomplete consolidated statements of income and comprehensive income for the three- and six month periods ended June 30, 2013 and the unaudited incomplete condensed consolidated statement of changes in total equity for the six month period ended June 30, 2013, is consistent with the Company’s accounting records, and is stated on a basis substantially consistent with that of the audited financial statements of the Company incorporated by reference into the Registration Statement and Final Prospectus.

(d)	Comfort Letter. At the Closing Date and any Additional Closing Date, as the case may be, KPMG LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided, that the letters delivered on the Closing Date or such Additional Closing Date, as the case may be, shall use a “cut-off” date no more than five business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(e)	Other Documents. Counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

(f)	Material Adverse Change. As of the Closing Date or any Additional Closing Date, as the case may be, there shall not have occurred since the date hereof any change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, from that set forth in the Disclosure Package and the Final Prospectus, as amended or supplemented as of the date hereof, that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market or sell the Shares on the terms and in the manner contemplated by the Disclosure Package or the final Prospectus, as so amended or supplemented.

(g)	No Conflict. No action shall have been taken, to the Company’s knowledge, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(h)	Listing Approval. The Shares to be delivered on the Closing Date or any Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

If (i) any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled on, or at any time prior to, the Closing Date or any Additional Closing Date, as the case may be, by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.        Reimbursement of Underwriters’ Expenses.  If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel and those described in Section 4(j) hereof) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

7.        Indemnification and Contribution.

(a)	The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)	Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative for use in the preparation of the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)	Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental investigation),

such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a) or (b) of this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a) or (b) of this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties to be indemnified pursuant to paragraph (a) of this Section 7 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 7. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)

To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, from the offering of such Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Underwriter in respect thereof. The relative fault of the Company, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter’s obligation to contribute pursuant to this Section 7 shall be several in the proportion that the number of Shares the sale of which by such Underwriter gave rise to such losses, claims, damages or liabilities bears to the aggregate number of Shares the sale of which by all Underwriters gave rise to such losses, claims, damages or liabilities, and not joint.

(e)	The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares referred to in Section 7(d) hereof that were offered and sold to the public through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.        Default by an Underwriter.  If on the Closing Date or any Additional Closing Date, as the case may be, any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder on such date, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of shares of the Shares set forth opposite their names in Schedule I hereto bear to the aggregate number of shares of the Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date; provided, however, that in the event that the aggregate number of the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date shall exceed 10% of the aggregate number of the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Shares; provided further, that if the remaining Underwriters do not exercise their right to purchase such Shares and arrangements for the purchase of such Shares satisfactory to the Company and the Representative are not made within 36 hours after such default, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date, as the case may be, will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date or any Additional Closing Date, as the case may be, shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9.        Underwriter Representations and Agreements.

(a)	Each Underwriter severally agrees that it will timely file with the Corporate Financing Department of FINRA (the “Association”) any documents required to be filed under Rule 5110 of the FINRA Rules relating to the offering of the Shares.

(b)	In relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (the “Prospectus Directive”) (each, a “Relevant Member State”), it has not made and will not make an offer of the Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospective Directive, except that it may make an offer of the Shares to the public in that Relevant Member State at any time: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive, (ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of Directive 2010/73/EU (the “2010 PD Amending Directive”), 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Company, or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

(c)	In relation to any Shares, (i) it and each of its affiliates is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it and each of its affiliates has not offered or sold and will not offer or sell any Shares in contravention of Section 19 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”).

(d)	It and each of its affiliates has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

(e)	It and each of its affiliates has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to it, its affiliates or the Company.

(f)	It has not offered or sold the Shares in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and has not issued, or possessed for the purpose of issuing, any advertisement, invitation or document relating to the Shares (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(g)

It has not circulated or distributed the Final Prospectus, the Basic Prospectus, any Free Writing Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Shares, and it has not offered or sold the Shares, or made the Shares the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Shares under Section 275 except: (x) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (y) where no consideration is given for the transfer; or (z) by operation of law.

(h)	It will restrict transfer of the Shares, pursuant to the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and the securities will not be registered under the Financial Instruments and Exchange Law. It will not, directly or indirectly, offer or sell any securities in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(i)	In the event that the offer or sale of the Shares by an Underwriter in any jurisdiction requires any action on the part of the Company in or with respect to such jurisdiction, such Underwriter represents and agrees that it will (i) inform the Company that the Company is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Company in complying with such requirements. Each Underwriter severally agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Shares or possesses or distributes any Preliminary Final Prospectus, the Final Prospectus, any Free Writing Prospectus or any other offering material relating to the Shares, and will use its reasonable efforts to obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Shares under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries.

10.      Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Firm Shares on the Closing Date or, in the case of the Option Shares, prior to any Additional Closing Date, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the New York Stock Exchange or the NASDAQ Global Market or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis including, without limitation, an act of terrorism, that, in the judgment of the Representative, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Representative, impracticable to proceed with completion of the public offering of, or sale of and payment for, the Shares at the Closing Date or any Additional Closing Date, as the case may be.

11.        Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

12.        Notices.  Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile, telex, telecopier, or telegram and confirmed to the recipient, and any such notice shall be effective when received if sent to the Representative, at the address specified in Schedule II hereto, or if sent to the Company at:

Wells Fargo & Company

Attention: Treasury Global Funding

90 South Seventh Street, 13th Floor

MAC: N9305-131

Minneapolis, MN 55479

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.        Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14.        No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company under this Agreement and (c) the Company’s engagement of the Underwriters in connection with the transactions contemplated by this Agreement is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency or fiduciary duty to the Company, in connection with the purchase and sale of the Shares pursuant to this Agreement or the process leading to such purchase and sale.

15.        Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

16.        Governing Law.  This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

17.        Business Day.  As used herein, the term “business day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close New York, New York.

18.        Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with the Underwriters’ of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument along with all counterparts will represent a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

WELLS FARGO & COMPANY

By:	/s/ Barbara S. Brett
Name: Barbara S. Brett
Title: Senior Vice President and Assistant Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule II hereto.

WELLS FARGO SECURITIES, LLC, as Representative of the Underwriters

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

[Signature Page to Wells Fargo & Company Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Shares to be purchased

Wells Fargo Securities, LLC	7,848,000

Citigroup Global Markets Inc.	7,842,000

Goldman, Sachs & Co.	7,842,000

J.P. Morgan Securities LLC	7,842,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	7,842,000

Morgan Stanley & Co. LLC	7,842,000

UBS Securities LLC	7,842,000

Barclays Capital Inc.	300,000

BB&T Capital Markets, a division of BB&T Securities, LLC	300,000

BMO Capital Markets Corp.	300,000

Capital One Securities, Inc.	300,000

CIBC World Markets Corp.	300,000

Comerica Securities, Inc.	300,000

Credit Suisse Securities (USA) LLC	300,000

Deutsche Bank Securities Inc.	300,000

HSBC Securities (USA) Inc.	300,000

Lloyds Securities Inc.	300,000

National Bank of Canada Financial Inc.	300,000

RBC Capital Markets, LLC	300,000

SMBC Nikko Securities America, Inc.	300,000

TD Securities (USA) LLC	300,000

Blaylock Robert Van, LLC	150,000

CastleOak Securities, L.P.	150,000

Drexel Hamilton, LLC	150,000

Lebenthal & Co., LLC	150,000

I-1

Muriel Siebert & Co., Inc.	150,000

Samuel A. Ramirez & Company, Inc.	150,000

Total	60,000,000

I-2

SCHEDULE II

Underwriting Agreement dated July 15, 2013 (this “Agreement”)

Registration Statement No. 333-180989

Representative, including address:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attn: Transaction Management Department

Title, Purchase Price and Description of Shares:

Title: Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 5.85% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series Q

Price to Public: $25.00 per share

Purchase price (include type of funds, if other than Federal Funds, and accrued distributions, if applicable):

$24.7500 per share sold to institutional investors

$24.2125 per share sold to retail investors

Number of Firm Shares: 60,000,000

Number of Option Shares: 9,000,000

Underwriting Discount:

$0.2500 per depositary share sold to institutional investors

$0.7875 per depositary share sold to retail investors

Applicable Time: 5:24 P.M., New York City Time, July 15, 2013

Closing Date, Time and Location: 10:00 A.M., New York City Time, July 22, 2013, at the offices of Gibson, Dunn & Crutcher LLP, 555 Mission Street, Suite 3000, San Francisco, CA 94105.

II

SCHEDULE III

Free Writing Prospectuses Included in Disclosure Package

Free Writing Prospectus filed by the Company pursuant to Rule 433 of the Act on July 16, 2013.

III